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     PAGE 3

                                                        FMC Corporation
                                                        Quarterly Report
                                                        on Form 10-Q for
                                                        September 30, 1997



Exhibit 12:  Statement re:  Computation of Ratios of Earnings to Fixed Charges
             -----------------------------------------------------------------
             (In millions, except ratio data)
             --------------------------------

                                                    Nine Months Ended
                                                       September 30,
                                                  ----------------------
                                                   1997            1996
                                                  ------          ------
Earnings:

 Income from continuing operations                $179.8          $178.4
  before income taxes
 Minority interests                                  8.1             7.9
 Undistributed earnings of affiliates               (4.8)           (2.5)
 Interest expense and amortization
  of debt discount, fees and expenses               92.1            75.0
 Amortization of capitalized interest                5.4             6.2
 Interest included in rental expense                11.4            11.4
                                                  ------          ------
Total earnings                                    $292.0          $276.4
                                                  ------          ------


Fixed charges:

 Interest expense and amortization
  of debt discount, fees and expenses             $ 92.1          $ 75.0
 Interest capitalized as part of
  fixed assets                                       5.5            11.1
 Interest included in rental expense                11.4            11.4
                                                  ------          ------
Total fixed charges                               $109.0          $ 97.5
                                                  ------          ------


Ratio of earnings to fixed charges                  2.7x            2.8x
                                                  ======          ======